UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

B2Digital, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-11882	84-0916299
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4522 West Village Drive, Suite 215, Tampa, FL 33624
(Address of principal executive offices, including zip code)

(813) 961-3051
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Termination of Business Purchase Agreement

On June 29, 2022, the Board of Directors of B2Digital, Incorporated, a Delaware corporation (the “Company”), approved an agreement with ONE More Gym, an Indiana limited liability company ( “OMG”) and BHC Management LLC (“BHC”) pursuant to which the Business Purchase Agreement dated effective January 6, 2020 by, between, and among the Company, OMG and Brian Cox and Haley Cox was terminated effective as of June 1, 2022. Under the agreement, BHC agreed to pay to OMG $30,000 on June 4, 2022 and $10,000 on July 4, 2022. The fee for the termination of the BPA is $40,000 to be paid to the Company by OMG no later than July 5, 2022.

Business and Asset Purchase Agreements

On June 29, 2022, the Board of Directors of the Company approved the Business and Asset Purchase Agreement dated June 27, 2022, with One More Gym Merrillville LLC, OMG, and BHC pursuant to which the assets of One More Gym Merrillville LLC were sold with closing to occur on July 7, 2022. The purchase price for the assets is $15,000 payable upon closing.

Agreements to Transfer Interest in LLC

On June 29, 2022, the Board of Directors of the Company approved the Agreement to Transfer Interest in LLC with Brian Cox pursuant to which all of the equity interests in One More Gym Valparaiso LLC were sold to Brian Cox for $25,000 payable upon the closing date of July 7, 2022.

As a result of these transactions, the Company no longer owns ONE More Gym LLC (Kokomo) or One More Gym Merrillville LLC or One More Gym Valparaiso LLC.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B2Digital, Incorporated

Date: July 6, 2022	By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer

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